                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       THE COAST DISTRIBUTION SYSTEM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required
[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
      or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:


[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

                      THE COAST DISTRIBUTION SYSTEM, INC.
                              350 WOODVIEW AVENUE
                         MORGAN HILL, CALIFORNIA 95037
                                 (408) 782-6686

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 9, 2001

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of The Coast Distribution System, Inc., a Delaware corporation (the "Company"), will be held at the Executive Offices of the Company, 350 Woodview Avenue, Morgan Hill, California, on Thursday, August 9, 2001, at 10:00 A.M., Pacific Time, for the following purposes, as more fully described in the accompanying Proxy Statement:

     (1) To elect Robert S. Throop as a Class I Director of the Company for a term of three years or until his successor is elected and has qualified.

     (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on June 28, 2001 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          Sandra A. Knell
                                          Secretary

July 5, 2001

     YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

     ANY STOCKHOLDER PRESENT AT THE MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. STOCKHOLDERS ATTENDING THE MEETING WHOSE SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE WHO DESIRE TO VOTE THEIR SHARES AT THE MEETING SHOULD BRING WITH THEM A PROXY OR LETTER FROM THAT FIRM CONFIRMING THEIR OWNERSHIP OF SHARES.

                      THE COAST DISTRIBUTION SYSTEM, INC.
                              350 WOODVIEW AVENUE
                         MORGAN HILL, CALIFORNIA 95037
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 9, 2001
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Coast Distribution System, Inc., a Delaware corporation (the "Company"), for use at its 2001 Annual Meeting of Stockholders to be held on Thursday, August 9, 2001, at 10:00 A.M., at the executive offices of the Company, 350 Woodview Avenue, Morgan Hill, California 95037. It is contemplated that this solicitation of proxies will be made exclusively by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

     Holders of shares of common stock of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary of the Company, 350 Woodview Avenue, Morgan Hill, California 95037, in writing, prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the election of Robert S. Throop as a director of the Company. This Proxy Statement is first being mailed to stockholders on or about July 6, 2001.

                               VOTING SECURITIES

     The shares of common stock constitute the only class of outstanding voting securities of the Company. Only the stockholders of the Company of record as of the close of business on June 28, 2001 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 4,366,880 shares of common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present.

     All stockholders entitled to vote at the Annual Meeting of Stockholders are entitled to cumulate votes in the election of directors. With cumulative voting, each stockholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares of common stock held by such stockholder, and those votes may be cast for a single candidate for director or distributed among as many candidates as such stockholder desires. However, in accordance with the applicable provisions of the Company's Certificate of Incorporation, no stockholder may cumulate votes for any candidate for director unless the name of such candidate is placed in nomination before the voting and any stockholder gives notice, at the Annual Meeting and before the voting, of such stockholder's intention to cumulate his or her votes. If such notice is given by any stockholder entitled to vote at the Annual Meeting, then every stockholder entitled to vote at the Annual Meeting will be entitled to cumulate his or her votes in the election of directors.

However, since only one director is being elected at the Annual Meeting in 2001, all votes can be cast for no more than a single nominee and, therefore, cumulative voting will have no effect on the outcome of the election.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of June 28, 2001, information regarding the ownership of the Company's outstanding common stock by each person known to management to own, beneficially or of record, more than five percent (5%) of the common stock and by each director and executive officer of the Company and all directors and executive officers of the Company as a group.

                  NAME AND ADDRESS                      AMOUNT AND NATURE OF        PERCENT
                 OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(1)      OF CLASS
                 -------------------                   -----------------------      --------
Thomas R. McGuire....................................           702,329(2)            15.8%
  350 Woodview Avenue
  Morgan Hill, CA 95037
Dimensional Fund Advisors Inc. ......................           388,100(3)             8.9%
  1299 Ocean Avenue
  Santa Monica, CA 90401
Robert S. Throop.....................................            19,000(4)               *
Ben A. Frydman.......................................            17,000(4)               *
John W. Casey........................................            13,000(4)               *
Sandra A. Knell......................................           138,132(5)             3.1%
David A. Berger......................................            96,166(5)             2.2%
Stephen Bartolotta...................................            75,000(5)             1.7%
Dennis A. Castagnola.................................            56,829(5)             1.3%
All directors and Officers as a group (8 persons)....         1,135,456(6)            23.7%

---------------
 *  Less than 1%.

(1) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(2) Does not include an aggregate of 50,016 shares held by Mr. McGuire's adult children, as to which Mr. McGuire disclaims beneficial ownership. Includes 76,250 shares subject to outstanding stock options exercisable during the 60-day period ending August 28, 2001.

(3) In a report filed with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc. ("DFA"), which is an investment advisor registered under
    Section 201 of the Investment Advisors Act of 1940, has reported that it possesses voting and/or investment power over these shares. According to that report, these shares are owned by four investment companies registered under the Investment Company Act of 1940 for which DFA serves as investment advisor and certain commingled group trusts and separate accounts for which DFA serves as investment manager. DFA has disclaimed beneficial ownership of all such shares.

(4) Includes shares subject to outstanding stock options, as follows: Mr. Throop -- 14,000 shares; Mr. Frydman -- 16,000 shares; and Mr.
    Casey -- 6,000 shares.

(5) Includes shares subject to outstanding stock options exercisable during the 60-day period ending August 28, 2001, as follows: Ms. Knell -- 110,167 shares; Mr. Berger -- 77,835 shares; Mr. Bartolotta -- 75,000 shares; and Mr. Castagnola -- 48,585 shares.

(6) Includes 423,837 shares subject to outstanding stock options exercisable during the 60-day period ending August 28, 2001.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The authorized number of directors is, and as of the date of the Annual Meeting will be, a total of four. The Company's Bylaws provide for a classified Board of Directors with one class of directors elected each year for a term of three years. The Director in Class I, Robert S. Throop, holds office until the 2001 Annual Stockholders' Meeting; the Director in Class II, John W. Casey, holds office until the 2002 Annual Stockholders' Meeting; and the Directors in Class III, Thomas R. McGuire and Ben A. Frydman, hold office until the 2003 Annual Stockholders' Meeting.

     Unless authority to vote has been withheld in the enclosed proxy card, the persons named as proxy holders in the proxy card intend to vote at the Annual Meeting for the election of Mr. Throop, who is an incumbent director, as the Class I Director of the Company to serve for a term of three years or until his successor is elected and qualified. Under Delaware law, the nominee receiving the highest number of votes will be elected as the Class I Director at the Annual Meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect.

     Mr. Throop has consented to serve as a Director of the Company if he is elected at the Annual Meeting. If before the election Mr. Throop becomes unavailable, for any reason, to serve as a director of the Company, then the votes represented by the enclosed proxy card will be voted for the election of such substitute nominee as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that Mr. Throop will become unavailable to serve.

     The names and certain information, as of June 28, 2001, concerning the nominee for election as a Class I Director and the continuing Directors are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE ROBERT S. THROOP AS A CLASS I DIRECTOR OF THE COMPANY.

NOMINEE AND DIRECTORS

           NAME AND AGE                         POSITION WITH THE COMPANY
           ------------                         -------------------------
CLASS I NOMINEE
  Robert S. Throop, 63                Director
CLASS II DIRECTOR
  John W. Casey, 57                   Director
CLASS III DIRECTORS
                                      Chairman and Chief Executive Officer and
  Thomas R. McGuire, 57               Director
  Ben A. Frydman, 54                  Director and Assistant Secretary

     Robert S. Throop has served as a director since 1995. Until his retirement in late 1996, and for more than five years prior thereto, Mr. Throop was the Chairman and Chief Executive Officer of Anthem Electronics, Inc. ("Anthem"), which is a national distributor of semiconductor and computer products. Mr. Throop is a director of the Manitowoc Company, which is a public company, and a director of Azerity, which is a privately owned company.

     John W. Casey has served as a director since August 1998. From 1980 and until his retirement in 1994, Mr. Casey was President and Chief Executive Officer of Shurflo Pump Manufacturing Company, which is engaged in the manufacture and sale of pumps used in pumping and circulating water or other liquids in a variety of products and equipment, including recreational vehicles and soft drink dispensing machines. Mr. Casey serves as a director of Shurflo, a WICOR Company, the Deschutes Basin Land Trust, and the RV/ MHI Heritage Foundation, Inc.

     Thomas R. McGuire is a founder of the Company and has been its Chairman, Chief Executive Officer and a director since 1977. From 1981 until August 1985 he also served as the Company's Chief Financial Officer and Secretary.

     Ben A. Frydman has served as a director since 1988. Mr. Frydman is, and for more than five years has been, engaged in the private practice of law, as a member and shareholder of Stradling Yocca Carlson &

Rauth, a Professional Corporation, which provided legal services to the Company in 2000. Mr. Frydman also is a director of Collectors Universe, Inc., a publicly traded company which is engaged in the business of providing grading and authentication and other value added services to collectors and dealers, and conducting multi-venue auctions and direct sales, of rare coins and currencies, sportscards, vintage stamps and autographs and other high end collectibles.

     There are no family relationships among any of the Company's officers or directors.

BOARD MEETINGS

     The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 2000 and each Director attended at least 75% of the number of meetings held by the Board and by each of the Committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established standing Audit and Compensation Committees.

     The Audit Committee was established to meet with the independent public accountants to review planned audit procedures and to review with the independent public accountants and management the results of audits, including any recommendations of the independent public accountants for improvements in accounting procedures and internal controls. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as to this Proxy Statement as Appendix A. Robert S. Throop and John W. Casey were the members of the Audit Committee in the fiscal year ended December 31, 2000, during which the Committee held one meeting. None of the members of the Audit Committee are or have been officers or employees of the Company and in all other respects meet the qualifications prescribed by the rules of the American Stock Exchange for members of audit committees.

     The Compensation Committee reviews programs in the areas of employee and incentive compensation plans, administers the Company's Stock Purchase Plans, and reviews and makes recommendations to the Board of Directors with respect to base salary adjustments and bonuses for all officers and other key personnel of the Company. Robert S. Throop and John W. Casey served as the members of the Compensation Committee in the fiscal year ended December 31, 2000, during which the Committee held one meeting.

     The Board of Directors does not have a Nominating Committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

DIRECTORS' COMPENSATION

     Directors who also are Company employees receive no compensation for serving as directors. Non-employee directors are paid a retainer of $6,000 per year and receive $1,500 for each Board of Directors' meeting attended and are reimbursed for the out-of-pocket expenses incurred in attending those meetings. No compensation is paid for attending meetings of Committees of the Board of Directors on which directors serve. Each non-employee director is automatically granted, on the date of each annual stockholders' meeting, an option to purchase 2,000 shares of the Company's Common Stock at an exercise price that is equal to the fair market value of the shares on the date of grant. These options become fully exercisable six months after the date of grant. Upon joining the Board, each new non-employee director receives an option to purchase 2,000 shares, which becomes exercisable in full one year after the date of grant.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based on its review of copies of reporting forms and certifications of the Company's directors and executive officers, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors and executive officers in the year ended December 31, 2000 were satisfied, with the exception of year end Form 5s to report the grant of options to Mrs. Knell and Messrs. Wannamaker, Berger and Castagnola and to Messrs. Frydman, Throop and Casey, which were inadvertently filed two days late.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation received for the fiscal year ended December 31, 2000, by the Company's Chief Executive Officer, and the other executive officers whose aggregate cash compensation for services rendered to the Company in all capacities exceeded $100,000 for fiscal year 2000 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                COMPENSATION AWARDS
                                                                                -------------------
                                                     ANNUAL COMPENSATION            SECURITIES
                                                -----------------------------       UNDERLYING
         NAME AND PRINCIPAL POSITION            YEAR    SALARY($)    BONUS(3)       OPTIONS(#)
         ---------------------------            ----    ---------    --------   -------------------
Thomas R. McGuire,............................  2000    $263,823     $   -0-             -0-
  Chairman of the Board and                     1999     256,499         -0-          20,000
  Chief Executive Officer                       1998     248,276      20,000             -0-
Sandra A. Knell...............................  2000    $171,162     $   -0-          25,000
  Executive Vice President and                  1999     160,000         -0-          10,000
  Chief Financial Officer                       1998     143,366      13,500          50,000
Jeffrey R. Wannamaker(1)......................  2000    $172,693     $   -0-          25,000
  Executive Vice President and                  1999     160,000         -0-          10,000
  President of the Distribution Division        1998     160,193      16,500          50,000
David A. Berger...............................  2000    $128,462     $   -0-          12,500
  Executive Vice President --                   1999     114,039         -0-          10,000
  Marine Sales and Marketing                    1998     112,116      10,000          20,000
Dennis A. Castagnola,.........................  2000    $128,462     $   -0-          12,500
  Executive Vice President                      1999     114,039         -0-          10,000
                                                1998     112,116      10,000          20,000
Stephen Bartolotta(2).........................  2000    $143,269     $   -0-          75,000
  Executive Vice President Strategic Planning

---------------
(1) Mr. Wannamaker left the Company's employ in March 2001.

(2) Mr. Bartolotta joined the Company in 2000.

(3) The bonuses paid for 1998 were awarded under an annual incentive compensation plan.

OPTION GRANTS

     Set forth in the following table is information relating to the options that were granted to the Named Officers during the fiscal year ended December 31, 2000:

                                                                                           POTENTIAL REALIZABLE
                                                                                           VALUE OF OPTIONS AT
                                                                                           ASSUMED ANNUAL RATES
                                 NUMBER OF      PERCENT OF                                    OF STOCK PRICE
                                 SECURITIES   TOTAL OPTIONS                                  APPRECIATION FOR
                                 UNDERLYING   GRANTED TO ALL     EXERCISE                     OPTION TERM(6)
                                  OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION   --------------------
             NAME                 GRANTED     FISCAL YEAR(4)   ($/SHARE)(5)      DATE         5%         10%
             ----                ----------   --------------   ------------   ----------   --------   ---------
Thomas R. McGuire..............        --           N/A             N/A            N/A     $   N/A    $    N/A
Sandra A. Knell(1).............    25,000          16.7%          $2.06        2/28/10      32,000      82,000
Jeffrey R. Wannamaker(2).......    25,000          16.7            2.06        2/28/10      32,000      82,000
David A. Berger(1).............    12,500           8.3            2.06        2/28/10      16,000      41,000
Dennis A. Castagnola(1)........    12,500           8.3            2.06        2/28/10      16,000      41,000
Stephen Bartolotta(3)..........    75,000          50.0            2.00        2/17/10      95,000     239,000

---------------
(1) These options vest in three approximately equal annual installments of 33.3% of the shares covered by such options. To the extent not exercised, options terminate in the event of the optionee's cessation of employment with the Company.

(2) Due to the cessation of Mr. Wannamaker's employment, all of his options have terminated.

(3) Mr. Bartolotta's options vested in two equal annual installments of 37,500 shares each, on the date of grant and on the first anniversary of that date, respectively, and, to the extent not exercised, will terminate in the event of a cessation of his employment with the Company.

(4) The options shown in this table constitute all of the options granted to employees of the Company in 2000. Options to purchase 2,000 shares also were granted to each non-employee director in the year ended December 31, 2000.

(5) The exercise price of the shares subject to each option is equal to the per share price of the Company's common stock as reported on the American Stock Exchange on the date the option was granted. The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the date of exercise, or through a cashless exercise procedure.

(6) Potential realizable value of the shares subject to these options represents an estimate of the amounts that the Named Officers would realize from the exercise of the options and the sale of those shares at the end of the ten year term of those options. Those estimates of potential realizable value are arrived at by assuming that the market value of those shares will appreciate over their ten year term at annual compounded rates of 5% and 10%, respectively, and then deducting from those appreciated values the prices that the Named Officers would have to pay to exercise those options. However, this calculation is based on Securities and Exchange Commission requirements and is not our projection of future stock price growth or the future value of these options to the Named Officers. Accordingly, there is no assurance that the values that may be realized on exercise of such options will be at or near the values estimated in the table.

OPTION EXERCISES IN 2000

     No options were exercised by any of the Named Officers in 2000 and none of the options held by any of the Named Officers were "in-the-money" at December 31, 2000, on which date the closing price of the Company's common stock on the American Stock Exchange was $0.63 per share.

                       COMPENSATION COMMITTEE INTERLOCKS

     In fiscal 2000, the members of the Compensation Committee were Robert S. Throop and John W. Casey, each of whom is a non-employee director of the Company. No executive officer of the Company served on the board of directors or compensation committee of any corporation or other entity which has one or more executive officers serving as members of the Company's Board of Directors or of its Compensation Committee.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is a standing committee of the Board of Directors of the Company. The Compensation Committee is responsible for adopting and evaluating the effectiveness of compensation policies and programs for the Company and for making determinations regarding the compensation of the Company's executive officers, subject to review by the full Board of Directors.

     The following report is submitted by the members of the Compensation Committee with respect to the executive compensation policies established by the Compensation Committee and compensation paid or awarded to executive officers for fiscal year 2000.

  Compensation Policies and Objectives

     In adopting compensation programs for executive officers, as well as other employees of the Company, the Compensation Committee is guided by three basic principles:

     - The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel.

     - Annual executive compensation in excess of base salaries should be tied primarily to the Company's performance.

     - The financial interests of the Company's senior executives should be aligned with the financial interests of the stockholders, primarily through stock option grants and other equity-based compensation programs which reward executives for improvements in the market performance of the Company's common stock.

  Salaries and Employee Benefits Programs

     In order to retain executives and other key employees, and to be able to attract additional well-qualified executives when the need arises, the Company strives to offer salaries and health care and other employee benefit programs to its executives and other key employees which are comparable to those offered by competing businesses. In establishing salaries for executive officers, the Compensation Committee reviews (i) the historical performance of the executives; and (ii) available information regarding prevailing salaries and compensation programs offered by competing businesses. Another factor which is considered in establishing salaries of executive officers is the cost of living in Northern California where the Company is headquartered, as such cost generally is higher than in other parts of the country.

     In order to retain qualified management personnel, the Company also has followed the practice of seeking to promote executives from within the Company whenever that is practicable. The Board of Directors believes that this policy enhances employee morale and provides continuity of management. Typically, modest salary increases are made in conjunction with such promotions.

     During fiscal 2000, the annual salaries of Mrs. Knell and Mr. Wannamaker were increased by approximately 7% and those of Messrs. Berger and Castagnola by approximately 12%, primarily to keep their salaries competitive with prevailing executive salaries being paid in Northern California.

  Performance-Based Compensation

     The Compensation Committee believes that, as a general rule, annual compensation in excess of base salaries should be made dependent primarily on the Company's performance. Accordingly, at the beginning of each fiscal year, the Compensation Committee establishes an incentive compensation program for executive officers and other key management personnel under which they may earn bonuses, in amounts ranging from 5% to 100% of their annual salaries, provided the Company achieves or exceeds the earnings goal established for the year.

     The earnings goal is established on the basis of the annual operating plan that is initially developed by management, submitted to the Board of Directors for its review, possible modification and approval. The annual operating plan, which is designed to maximize profitability within the constraints of prevailing economic and competitive conditions, some of which are outside the control of the Company, is developed on the basis of (i) the Company's performance in the prior year; (ii) estimates of sales revenue for the plan year based upon recent market conditions and trends and other factors which, based on historical experience, are expected to affect the level of sales that can be achieved; (iii) historical operating costs and cost savings that management believes can be realized; and (iv) competitive conditions faced by the Company. By taking all of these factors into account, the earnings goal in the annual operating plan, which is also the basis on which bonus awards are determined under the incentive plan, is fixed at what is believed to be a realistic level so as to make the incentives meaningful to executives and to avoid penalizing executives and other key management personnel for conditions outside of their control.

     In certain instances, bonuses under the incentive plan are awarded not only on the basis of the Company's overall profitability, but also on the achievement by an executive of specific objectives within his or her area of responsibility. For example, a bonus may be awarded for an executive's efforts in achieving greater than anticipated cost savings, or establishing new or expanding existing markets for the Company's products. Typically, the maximum bonus that may be awarded for achievement of specific objectives is determined early in the year to provide the requisite incentive for such performance.

     As a result of this performance-based bonus program, executive compensation generally increases in those years in which the Company's profitability increases. On the other hand, in years in which the Company experiences less than anticipated profit growth, bonuses, and therefore also total executive compensation, tend to be lower. The Company did not achieve the earnings goal that had been established for fiscal 2000, and, accordingly, no bonuses were awarded to any of the executive officers under the incentive compensation program described above.

  Stock Options and Equity-Based Programs

     In order to align the financial interests of senior executives and other key employees with those of the stockholders, the Company grants stock options to its senior executives and other key employees on a periodic basis and makes contributions to an employee stock purchase plan under which officers and employees may elect to have a portion of their salaries withheld and used, together with the Company's contributions, to purchase common stock of the Company. Stock option grants, in particular, reward senior executives and other key employees for performance that results in increases in the market price of the Company's common stock, which directly benefits all stockholders. Moreover, generally options are granted on terms which provide that the options become exercisable in cumulative annual installments, generally over a three-to-five-year period. The Compensation Committee believes that these features of the option grants not only provide an incentive for senior executives to remain in the employ of the Company, but also makes the Company's earnings performance and longer term growth in share prices important for the executives who receive stock options.

     Consistent with the foregoing policies, during 2000, the Named Officers of the Company (other than Mr. McGuire) were granted options to purchase an aggregate of 125,000 shares of common stock, which includes an option to purchase 75,000 shares to Mr. Bartolotta in connection with his employment as the Company's Executive Vice President of Strategic Planning.

                                          Respectfully Submitted,

                                          Robert S. Throop
                                          John W. Casey

                         REPORT OF THE AUDIT COMMITTEE

     The following is the report of the Audit Committee of the Board of Directors.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with management. the Audit Committee also has discussed with Grant Thornton, LLP, the Company's independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committee). In addition, the Audit Committee has received the written disclosures and the letter from Grant Thornton, LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Grant Thornton, LLP with that firm.

     Based on the Audit Committee's review of the matters noted above and its discussions with the Company's independent auditors and the Company's management, the audit committee recommended to the Board of Directors that the Company's financial statements be included in the Company's Annual Report on Form 10-K.

                                          Respectfully Submitted,

                                          Robert S. Throop
                                          John W. Casey

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee and Audit Committee Reports, and the performance graph below, shall not be incorporated by reference into any such filings.

                              COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for the Company, the American Stock Exchange composite index (the "AMEX Composite"), and an index of peer group companies (the "Peer Group") selected by the Company as described below. The data for the graph was obtained from Media General Financial Services.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     (COMPANY, AMEX COMPOSITE, PEER GROUP)

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                        1995      1996      1997      1998      1999      2000
--------------------------------------------------------------------------------
             Coast
        Distribution
             System,
               Inc.    100.00     60.42     52.08     45.83     41.67     10.42
            --------
             AMEX
              Market
               Index   100.00    105.52    126.97    125.25    156.15    154.23
            --------
             Peer
               Group   100.00    114.94    146.28    127.20    104.57     74.38
--------------------------------------------------------------------------------

     The total cumulative return on investment (change in the period-end stock price plus reinvested dividends) for each of the periods for the Company, the AMEX Composite and the Peer Group is based on the stock price or index at the end of fiscal 1994.

     The graph above compares the performance of the Company with that of (i) the AMEX Composite Index and (ii) a Peer Group Index consisting of four manufacturers of recreational vehicles and boats and one company that sells boating parts, supplies and accessories both at wholesale and at retail. The Peer Group consists of Brunswick Corporation, Coachmen Industries Inc., Fleetwood Enterprises, Inc., Winnebago Industries, Inc. and West Marine Inc.

                            INDEPENDENT ACCOUNTANTS

     During 2000 Grant Thornton, LLP provided audit services to the Company, which included the examination of the Company's financial statements for the year ended December 31, 2000. Grant Thornton, LLP has been selected by the Board of Directors as the Company's auditing firm for the fiscal year ending December 31, 2001. A representative of Grant Thornton is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders, and will have an opportunity to make a statement if he so desires.

FEES PAID TO GRANT THORNTON LLP

     Grant Thornton's aggregate fees for professional services for the audit of the Company's annual consolidated financial statements that were included in the Company's Annual Report on Form 10K and its review of the consolidated financial statements included in the Company's Forms 10-Q for fiscal 2000 totaled $102,000.

     During the fiscal year ended December 31, 2000, the only other services provided to the Company by Grant Thornton were financial information systems design and implementation services, for which it was paid fees of $527,000.

     The Audit Committee has determined that the provision of services, in addition to audit services, rendered by Grant Thornton and the fees paid for those services were compatible with maintaining Grant Thornton's independence.

                                 ANNUAL REPORT

     The 2000 Annual Report to Stockholders of the Company is being sent with this Proxy Statement to each stockholder of record as of June 28, 2001. The Annual Report is not to be regarded as proxy solicitation material.

                             STOCKHOLDER PROPOSALS

     Any stockholder desiring to submit a proposal for action at the 2002 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such Meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than March 6, 2002 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

                                 OTHER MATTERS

     Management is not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Annual Meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                          By Order of the Board of Directors

                                          Sandra A. Knell
                                          Secretary

July 5, 2001

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS AMENDED, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED (WITHOUT EXHIBITS) TO STOCKHOLDERS, AT NO CHARGE, UPON WRITTEN REQUEST TO THE SECRETARY, THE COAST DISTRIBUTION SYSTEM, INC., 350 WOODVIEW AVENUE, MORGAN HILL, CALIFORNIA 95037.

                                                                      APPENDIX A

                      THE COAST DISTRIBUTION SYSTEM, INC.

                            AUDIT COMMITTEE CHARTER

I. AUDIT COMMITTEE PURPOSE

     The Audit Committee of The Coast Distribution System, Inc. (the "Company") is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance and accounting.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     The Audit Committee shall be comprised of two (2) or more directors as determined by the Board, a majority of whom shall meet the independence and experience requirements of the requirements of the American Stock Exchange, and be free from any relationship that would interfere with the exercise of his or her independent judgment.

     If the Company's securities are listed on the American Stock Exchange, and the Company files it reports with the Securities and Exchange under Regulation S-K rather than Regulation S-B, (i) the Audit Committee shall be comprised of at least three (3) directors, (ii) all members shall meet the independence and experience requirements of the requirements of the American Stock Exchange,
(iii) all members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and (iv) at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least twice annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

     A. REVIEW PROCEDURES

          1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published as may be required by Securities and Exchange Commission regulations.

          2. Review the Company's annual audited financial statements prior to filing or distribution. That review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

          3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

          4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution.

          5. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

     B. INDEPENDENT AUDITORS. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. As a result, it shall be the responsibility of the Committee to:

          1. Review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

          2. Approve the fees and other significant compensation to be paid to the independent auditors.

          3. Review and discuss, at least on an annual basis, with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

          4. Review the audit plan of the independent auditors and discuss with the independent auditors such matters as the scope of and general approach to be taken with respect to the audit, the staffing requirements for the audit, the locations where the audit will be conducted, and the role of the internal auditors and the extent to which the auditors will rely on management in connection with the annual audit.

          5. Discuss the results of the audit with the independent auditors, prior to releasing the year-end earnings.

          6. Discuss with the auditors the matters required to be communicated to audit committees in accordance with AICPA SAS 61.

          7. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     C. INTERNAL AUDIT DEPARTMENT AND LEGAL COMPLIANCE

          1. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

          2. Review the appointment, performance, and replacement of the senior internal audit executive.

          3. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

          4. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     D. OTHER AUDIT COMMITTEE RESPONSIBILITIES

          1. If required by the Securities and Exchange Commission, annually prepare a report to shareholders for inclusion in the Company's annual proxy statement.

          2. Perform any other activities consistent with this Charter, the Company's Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

          3. Maintain minutes of Committee meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

PROXY
                      THE COAST DISTRIBUTION SYSTEM, INC.
             2001 ANNUAL MEETING OF STOCKHOLDERS -- AUGUST 9, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Thomas R. McGuire, Ben A. Frydman and John
W. Casey, and each of them, individually, as attorneys and Proxies, with full power of substitution, to represent the undersigned and to vote, as designated below, all the shares of Common Stock of The Coast Distribution System, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's Executive Offices, 350 Woodview Avenue, Morgan Hill, California, at 10:00 A.M. (Pacific Time) on Thursday, August 9, 2001.

1. ELECTION OF DIRECTORS:              [ ] FOR The nominee listed below       [ ] WITHHOLD AUTHORITY
                                                                              (to vote for the nominee listed below)

                                Robert S. Throop

--------------------------------------------------------------------------------
(To withhold authority for any individual Nominee, please write his name in the space provided above)

2. IN THEIR DISCRETION, UPON OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      IMPORTANT -- PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THE REVERSE SIDE OF THIS PROXY. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION, AS A DIRECTOR, OF THE NOMINEE NAMED ON THE REVERSE SIDE OF THIS PROXY.

                                                        Date , 2001

                                                        ------------------------

                                                        ------------------------
                                                             (Signature of
                                                              Stockholder)

                                                        Please sign your name
                                                        exactly as it appears
                                                        hereon. Executors,
                                                        administrators,
                                                        guardians, officers of
                                                        corporations, and others
                                                        signing in fiduciary
                                                        capacity should state
                                                        their full titles as
                                                        such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN
         THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.